UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Protagonist Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0505495
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

521 Cottonwood Drive, Suite 100

Milpitas, California 95035

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to a General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-212476

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.00001 per share, of Protagonist Therapeutics, Inc. (the “Registrant”) as included under the heading “Description of Capital Stock” in the Registrant’s prospectus forming a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-212476) originally filed with the Securities and Exchange Commission (the “Commission”) on July 11, 2016 (including any subsequent amendments, the “Registration Statement”), is hereby incorporated herein by reference. In addition, any form of prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that forms part of the Registration Statement shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 9, 2016	PROTAGONIST THERAPEUTICS, INC.

By:	/s/ Tom O’Neil
Name:	Tom O’Neil
Title:	Chief Financial Officer